Putnam Diversified Income Trust, September 30, 2004, annual report

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2004, Putnam
 Mangagement has assumed $176,023 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	92,685
		Class B	38,107
		Class C	17,458

72DD2		Class M	222,276
		Class R	0
		Class Y	1,807

73A1		Class A	0.675
		Class B	0.599
		Class C	0.602

74A2		Class M	0.651
		Class R	0.544
		Class Y	0.699

74U1		Class A	132,764
		Class B	51,555
		Class C	26,410

74U2		Class M	316,817
		Class R	9
		Class Y	2,674

74V1		Class A	10.10
		Class B	10.02
		Class C	10.04

74V2		Class M	10.02
		Class R	10.09
		Class Y	10.10